Exhibit 99-2

Officer’s Certification

Curian Series Trust
Curian Variable Series Trust

The undersigned, being the duly elected, qualified and acting Assistant Secretary of Curian Series Trust and Curian Variable Series Trust, each a Massachusetts business trust hereby certifies that the information set forth below is a full, true and correct copy of resolutions duly adopted by the Board of Trustees of Curian Series Trust and Curian Series Trust (“Board”) and that such resolutions have not been altered or repealed and remain in full force and effect as of the date hereof.

Adopted by the Board on the 5h day of October 2011:

Approval of Joint Fidelity Bond

Curian Series Trust
Curian Variable Series Trust

Whereas, Curian Series Trust and Curian Variable Series Trust (each a “Trust,” and collectively, “Trusts”), are registered with the U.S. Securities and Exchange Commission in accord with the provisions of the Investment Company Act of 1940, as amended (“1940 Act”), each as an open-end management investment company, and each has established several separate series of shares (“funds”), with each fund having its own assets and investment policies.

Whereas, Curian Capital, LLC, Investment Adviser to each Trust is recommending that the Board of Trustees (“Board”) approve a joint fidelity bond under circumstances where Curian Capital, LLC pays the premium and, therefore, the Board need not consider: (i) the amount of the premium for such bond; (ii) the ratable allocation of the premium among all insured parties; and (iii) the extent to which the share of the premium allocated to each party, including the Trusts, is less than the premium that party would have had to pay if it had provided and maintained a single insured bond.

Whereas, the Board has given due consideration to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder by the U.S. Securities and Exchange Commission, pertaining to joint fidelity bond coverage.

Now Therefore, be it

Resolved, that pursuant to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder, and after having given due consideration to said requirements, including but not limited to the following: (i) the aggregate value of the assets held by the funds of the Trusts to which each officer or employee of the Trusts may, singly or jointly with others, have access, either directly or through authority to draw upon such funds or direct generally the disposition of such assets; (ii) the type and terms of the arrangements made for the custody and safekeeping of the assets of the Trusts; (iii) the nature of the securities in the investment portfolios of the funds of the Trusts; (iv) the nature and method of conducting the operations of the Trusts; and (v) the accounting procedures and contracts of the Trusts, the Board, hereby determines that a joint fidelity bond in the aggregate amount of Three Million Dollars ($3,000,000), computed in accordance with the Schedule outlined under Rule 17g-1(d)(1), is reasonable and adequate coverage to protect the Trusts against larceny or embezzlement by any one or more of such officers and/or employees;

Further Resolved, that the Board, including a majority of the Trustees who are not interested persons of the Trusts, approves the amount, type, form and coverage of the joint insured bond (hereinafter in this and the succeeding resolution called the “Bond”), naming as insured parties the Trusts, in the aggregate amount of Three Million Dollars ($3,000,000), it being understood that the disposition of the recovery received under the Bond in the event of losses to one or more of such insured parties shall be governed by an agreement among one or more of such insured parties complying with Paragraph (f) of Rule 17g-1 under the 1940 Act under which the Trusts/Fund will have a primary claim of not less than Three Million Dollars ($3,000,000) of the aforesaid aggregate amount of the Bond; and be it

Further Resolved, that the proper officers of the Trusts be, and they hereby are, authorized and directed to execute and deliver an agreement relating to the Bond covering the Trusts providing for the disposition of recoveries received under the Bond and the manner of allocation of premium for the Bond in compliance with Paragraph (f) of Rule 17g-1 under the 1940 Act, in such form as such officers shall, with the advice of counsel, deem appropriate to carry out the objective of the Board, any such determination to be conclusively evidenced by such execution and delivery.

Adopted by the Board on the 14h day of March 2012:

Approval of Extension of Joint Fidelity Bond

Curian Series Trust
Curian Variable Series Trust

Whereas, Curian Series Trust and Curian Variable Series Trust (each a “Trust,” and collectively, the “Trusts”) are registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended (“1940 Act”), each as an open-end management investment company, and each has established several separate series of shares (“funds”), with each fund having its own assets and investment policies.

Whereas, Curian Capital, LLC (“Curian”), the investment adviser to each Trust, previously recommended that the Board of Trustees of each Trust (collectively, the “Board”) approve, and the Board previously approved a joint fidelity bond under circumstances where Curian pays the premium and, therefore, the Board need not consider: (i) the amount of the premium for such bond; (ii) the ratable allocation of the premium among all insured parties; and (iii) the extent to which the share of the premium allocated to each party, including the Trusts, is less than the premium that party would

Whereas, the joint fidelity bond coverage previously approved and retained expires on March 25, 2012.

Whereas, Curian is recommending that the Board approve an extension of joint fidelity bond coverage through September 1, 2012 so that the joint fidelity bond coverage and the D&O/E&O coverage for each Trust and its respective officers in order expire simultaneously (on September 1, 2012).

Whereas, the Board has given due consideration to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder by the U.S. Securities and Exchange Commission, pertaining to joint fidelity bond coverage.

Now Therefore, be it

Resolved, that pursuant to the requirements of Section 17(g) of the 1940 Act, and Rule 17g-1 promulgated thereunder, and after having given due consideration to said requirements, including but not limited to the following: (i) the aggregate value of the assets held by the funds of the Trusts to which each officer or employee of the Trusts may, singly or jointly with others, have access, either directly or through authority to draw upon such funds or direct generally the disposition of such assets; (ii) the type and terms of the arrangements made for the custody and safekeeping of the assets of the Trusts; (iii) the nature of the securities in the investment portfolios of the funds of the Trusts; (iv) the nature and method of conducting the operations of the Trusts; and (v) the accounting procedures and contracts of the Trusts, the Board, hereby determines that a joint fidelity bond in the aggregate amount of Three Million Dollars ($3,000,000), computed in accordance with the Schedule outlined under Rule 17g-1(d)(1), is reasonable and adequate coverage to protect the Trusts against larceny or embezzlement by any one or more of such officers and/or employees;

Further Resolved, that the Board, including a majority of the Trustees who are not interested persons of the Trusts, approves the amount, type, form and extension of coverage of the joint insured bond through September 1, 2012 (hereinafter in this and the succeeding resolution called the “Bond”), naming as insured parties the Trusts, in the aggregate amount of Three Million Dollars ($3,000,000), it being understood that the disposition of the recovery received under the Bond in the event of losses to one or more of such insured parties shall be governed by an agreement among one or more of such insured parties complying with Paragraph (f) of Rule 17g-1 under the 1940 Act under which the Trusts will have a primary claim of not less than Three Million Dollars ($3,000,000) of the aforesaid aggregate amount of the Bond; and be it

Further Resolved, that the proper officers of the Trusts be, and they hereby are, authorized and directed to execute and deliver an agreement relating to the Bond covering the Trusts providing for the disposition of recoveries received under the Bond and the manner of allocation of premium for the Bond in compliance with Paragraph (f) of Rule 17g-1 under the 1940 Act, in such form as such officers shall, with the advice of counsel, deem appropriate to carry out the objective of the Board, any such determination to be conclusively evidenced by such execution and delivery.

Date: March 15, 2012
/s/ Kelly L. Crosser
Kelly L. Crosser, Assistant Secretary
Subscribed before me this 15th day of March, 2012
/s/ Julia Williamson	(NOTARY SEAL)
Julia Williamson, Notary Public,
Eaton Acting in Ingham County, MI
My Commission Expires: 09/27/2014